Exhibit (c)(11)

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

P R ESENT A T I ON T O T H E B O A RD OF DI RECT ORS

January 18, 2013

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information has been filed separately with the Securities and Exchange Commission (the “SEC”).

ST RI C T L Y PRI VAT E A ND CO NF I D ENTI AL

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE BOARD OF DIRECTORS

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

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Summary of Salamander’s proposals

Prior (12/4/12) Revised (1/15/13)

Offer price per share $12.70 $12.90

Price per share Date Price Date Price

Current: 12/3/12 $10.06 1/17/13 $12.82

Unaffected one-day: 11/30/12 $9.64 1/11/13 $10.88

Pre-GS report: 11/30/12 $9.64 11/30/12 $9.64

Three-month avg. to one-day unaffected: $9.79 $9.95

Implied equity premium

Current: 26% 1%

Unaffected one-day: 32% 19%

Pre-GS report: 32% 34%

Three-month avg. to one-day unaffected: 30% 30%

Enterprise value premium

Current: 37% 1%

Unaffected one-day: 46% 25%

Pre-GS report: 46% 49%

Three-month avg. to one-day unaffected1: 42% 42%

Key assumptions

Cash from repatriation: $8.0 billion

New debt raised: $13.6 billion

Total leverage: 3.6x

Business diligence: Substantially completed

Timing 1 week

Financing

Rollover debt $3.6 billion

New debt $13.6 billion

Preferred investment by Mallard of up to $2 billion would reduce debt dollar for dollar

New preferred $0.0 billion

Total debt $17.2 billion

Rollover equity $3.5 billion

New equity $1.5 billion

Total equity $5.0 billion

Note: Amounts and structure are as per Salamander’s guidance

1 Assumes options and RSUs as per management; Debt of $9,034mm and cash of $14,180mm

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Summary of Denali commitment papers

Four banks: Barclays, Bank of America Merrill Lynch, Credit Suisse and RBC, each committed 50% of the deal

Key observations include

New debt of up to $14.4bn1

Up to $10.5bn of loans and bonds, plus funding under ABL and ABS

Total debt of up to $18.0bn

Equity assumed to be 25% of total pro forma debt (effectively 20% of total cap or $4.5bn)

Availability under ABS and ABL to be finalized

RBC is the only bank to not yet offer an ABS commitment

Six month commitment period with potential for a 3-month extension

Conditions include

No MAC since date yet to be determined

Satisfactory review of acquisition agreement

Satisfactory review of shareholder agreement

Completion of final diligence

1 Per Salamander letter bid received on 1/17/13

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Denali’s stock price performance

Stock price performance since formation of Special Committee on 8/20/12

CY13E Consensus

Since SC formation (8/20/12) Since Goldman report (12/3/12) 1-year 3-year Cash adj. FV/EBITDA1 P / E

Denali 2.1% 33.0% (21.8%) (11.0%) 5.1x 7.7x

Denali (unaffected)2 (13.4%) 12.9% (31.7%) (27.8%) 4.3x 6.5x hp (14.8%) 31.7% (36.6%) (67.4%) 4.1x 5.1x

lenovo 13.2% 4.8% 29.8% 27.6% 6.4x 15.0x

ASUS 17.4% 1.2% 45.5% 32.8% 5.6x 10.5x

acer (7.4%) (5.1%) (34.6%) (74.5%) 6.8x 22.5x

csc 26.6% 9.7% 63.6% (25.4%) 4.2x 15.5x

Tech Data3 (7.0%) 9.8% (6.3%) 7.1% 4.7x 8.6x

xerox 2.2% 11.3% (10.6%) (14.3%) 5.8x 6.8x

$18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00

8/21/12 Q2 FY13 results: Revenue missed expectations ($14.5bn vs. $14.6bn) by (1%) and was down (8%) YoY. EPS beat consensus ($0.50 vs. $0.45) by 11% and was down (7%) YoY

8/20/12 Formation of Special Committee (“SC”)

9/14/12 Initial SC meeting

9/21/12 Follow up SC meeting with Board

9/23/12 SC meeting with Board to review forecast benchmarking

10/9/12 SC meeting on process and strategic alternatives

10/18/12 Follow up SC meeting on process and strategic alternatives

10/27/12 SC meeting to review initial indications

11/15/12 Q3 FY13 results: Revenue missed expectations ($13.7bn vs. $13.9bn) by (1%) and was down (11%) YoY. EPS missed consensus ($0.39 vs. $0.40) by (3%) and was down (28%) YoY

12/03/12 Goldman Sachs (“GS”) upgrades Denali from “Sell” to “Buy”

12/06/12 SC meeting to review revised Salamander indication and strategic alternatives

12/22/12 SC meeting to review process

1/03/13 UBS raises price target from $9.75 to $10.50

Denali $12.82 2.1%

1/14/13 Stock price closes at $12.29, up 13% from $10.88 after LBO rumor is published

1/15/13 SC meeting to review valuation and strategic alternatives

8/20/12 9/19/12 10/19/12 11/18/12 12/18/12 1/17/13

Source: Company press releases, FactSet as of 1/17/13

Note: SC meetings represent meetings where J.P. Morgan was present; Earnings results show performance relative to Street consensus (actual vs. consensus)

1 Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%;

2 Unaffected price of $10.88 as of 1/11/13

3 Tech Data not pro-forma for acquisition of select distribution companies from SDG

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Buyside and trading perspectives

Selected investor and trading perspectives

- **Heavy arb / event-driven account buying, particularly early in the week**
- **Some investors would welcome the potential liquidity event and could sell on announcement of a deal vs. taking risk of waiting for an LBO to close**
- **Arb community thought leaders believe the deal would have a 4-month close with a likely 10% annualized spread from offer price**
- **News of Sponsor B dropping out of the process weakened stock momentum**
- **By Wednesday, buyers exercised more price sensitivity, stepping away from buying at $12.75**
- **ADTV was 116mm shares this week[1], up 425% from 90-day average of 22mm shares**

Investor feedback – top equity shareholders

Investor A

- **Outlook on business and industry is uncertain**
- **Intense competition from Lenovo and other Asia-based vendors focused on aggressive market share gain at the expense of margins**
  - Potential transformation of the PC landscape
- **Transaction is highly unlikely, given potential dilution in the founding shareholder's equity ownership over time and loss of management control**

Investor B

- **Large premium is unlikely, given that the transaction at $13 / share (or $22bn) would be the largest go-private since 2007**
- **Rumor is that Microsoft could potentially invest $2bn to help finance the transaction**
- **Heightened concern around the recent departure of several executives in the last 6 weeks**

[1] As of Thursday, January 17, 2013

PRESENTATION TO THE BOARD OF DIRECTORS
DENALI
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Preliminary Analysis – For Discussion Purposes Only

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Observations on Denali's CDS and bond trading – Week of January 14th

5-year CDS spread


425
375
325
275
225
175
Jan 14 (open)
Jan 14
Jan 15
Jan 16
Jan 17
Denali
425 (+222)
HP
273 (-9)
Xerox
242 (+18)

2021 bond spread


T+400
T+350
T+300
T+250
T+200
T+150
Jan 14 (open)
Jan 14
Jan 15
Jan 16
Jan 17
Denali
T+362 (+205)
HP
T+275 (+5)
Xerox
T+208 (+18)

Source: Bloomberg
Note: CDS and bond spreads shown at market close, except for the opening figure on January 14th

Key observations

- **Sharp rise in Denali's CDS and bond spreads**
  - CDS and bond spreads surged 109% and 131%, respectively, since Monday (prior to LBO report)
- **Denali's bond prices fell to the lowest level ever**
  - $400mm 2021 bond declined 13% to $94.2 since Monday (prior to LBO report)
  - Lack of Change of Control provision in Denali's bonds is one of the key drivers of bond investors' heightened concerns regarding a potential LBO
- **On January 17th, traders switched Denali's quotes from spread to price, a high yield market standard**

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PRESENTATION TO THE BOARD OF DIRECTORS

Denali valuation observations – market-based approach

Implied value per share

$20.00 $17.50 $15.00 $12.50 $10.00 $7.50 $5.00

Trading metrics1

Trading multiples

DEV1

Premiums1

$18.32 $8.86 $16.00 Median $12.00 $8.50

Overall average implied share price2: $12.00

Avg. implied share price at HP’s multiple1: $10.50

$13.50 $10.00 $15.00 $12.75 $11.00 $9.25 $13.75 $10.25 $15.00 $11.00 $14.75 $11.00 $13.75 $10.00

Overall average implied share price2: $10.75

Avg. implied share price at HP’s multiple1: $8.50

$13.00 $8.00 $14.25 $11.50 $8.75 $7.25 $13.25 $8.25 $14.50 $9.00 $14.00 $8.75 $12.75 $8.00 $15.00 $5.50 $16.25 Median 27% $11.75 $14.50 Median 27% $10.50

Salamander bid 1/16: $12.90 Current 1/17: $12.82

Unaffected 1/11: $10.88 Pre-GS report 11/30: $9.64

52-week trading range

Analyst price targets

Illustrative market-low case

BCG case

Illustrative consensus

Illustrative market-high case

FY14 int. plan

FY14 prelim. BoD plan

Illustrative market-low case

BCG case

llustrative consensus

Illustrative market-high case

FY14 int. plan

FY14 prelim. BoD plan

P / E

Historical LBO premiums

Cash adjusted EV / EBITDA

P / E

5.0–8.0x FY14-15E

Unaffected 1/11

Pre-GS report

4.0–5.5x FY14E

5.0–8.0x FY14E 8–50%

Source: Management estimates, Wall Street research, FactSet; market data as of 1/17/13

Note: All values rounded to nearest $0.25, except 52-week trading range and analyst price targets

1 For reference only

2 Excludes BCG 25% restructuring case

- BCG 25% restructuring case (assumes FY14E revenue and run-rate FY16E EBITDA margin)

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Preliminary Analysis – For Discussion Purposes Only

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PRESENTATION TO THE BOARD OF DIRECTORS

Denali valuation observations – discounted cash flow approach

Implied value per share

$28.00 $24.00 $20.00 $16.00 $12.00 $8.00

Full run-rate margins vs. peers

Uncertainty around costs to achieve

Reinvestment needs

Impact on business

COGS pass-through / pricing

75%1

Consolidated FY16E EBIT margin: 10.3%

EUC FY16E EBIT margin: 10.0%

50%1

Consolidated FY16E EBIT margin: 8.8%

EUC FY16E EBIT margin: 8.3%

25%1

Consolidated FY16E EBIT margin: 7.3%

EUC FY16E EBIT margin: 6.7%

Current Denali

Consolidated FY13E EBIT margin: 6.9%

$21.25

xerox 9.1%

$18.75

hp 8.2%

$16.25 $11.50 $9.75 $13.50 $11.00 $12.75

csc 5.6%

ASUS 5.2%

lenovo 2.3%

acer1.1%

$16.50 $13.25 $23.75 $16.75 $27.50 $19.25

Salamander bid 12/4: $12.90 Current 1/17: $12.82 Unaffected 1/11: $10.88 Pre-GS report 11/30: $9.64

Illustrative market-low case

BCG case

BCG restructuring case

Illustrative consensus

Illustrative market-high case

9/21 plan

FY13-16E CAGR: (8.2%) FY16E EBIT margin: 5.5%

FY13-16E CAGR: (1.1%) FY16E EBIT margin: 5.8%

FY13-16E CAGR: (1.1%) FY16E EBIT margin: 7.3% – 10.3%

FY13-16E CAGR: (0.8%) FY16E EBIT margin: 6.7%

FY13-16E CAGR: 2.7% FY16E EBIT margin: 7.0%

FY13-16E CAGR: 5.0% FY16E EBIT margin: 7.9%

Source: Management estimates, Wall Street research, FactSet; market data as of 1/17/13

Note: All values rounded to nearest $0.25. Peer margins represent FY14E EBIT margins

1 Assumes 100% phase-in. Includes Desktops, Notebooks, Tablets, attached S&P and Support & Deployment. Excludes stock-based compensation expense

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J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE BOARD OF DIRECTORS

Transaction pricing matrix

$ in millions, except per share data

Unaffected (1/11/13) Pre-GS report (11/30/12) Salamander offer Implied offer price Prior (12/4) Current (1/15)

Price $10.88 $9.64 $12.70 $12.90 $13.00 $13.25 $13.50 $13.75 $14.00 $14.50 $15.00

Incremental financing required1: $0 $180 $629 $1,079 $1,528 $1,978 $2,877 $3,777

Offer price premium / (discount) to:

Current stock price of $12.82 (15%) (25%) (1%) 1% 1% 3% 5% 7% 9% 13% 17%

Unaffected stock price of $10.88 0% (11%) 17% 19% 19% 22% 24% 26% 29% 33% 38%

Pre-GS report price of $9.64 13% 0% 32% 34% 35% 37% 40% 43% 45% 50% 56%

3-month average of $9.95 9% (3%) 28% 30% 31% 33% 36% 38% 41% 46% 51%

6-month average of $10.55 3% (9%) 20% 22% 23% 26% 28% 30% 33% 37% 42%

Equity value $19,427 $17,200 $22,698 $23,057 $23,237 $23,686 $24,136 $24,586 $25,035 $25,935 $26,834

Enterprise value $14,281 $12,054 $17,552 $17,911 $18,091 $18,540 $18,990 $19,440 $19,889 $20,789 $21,688

Unaffected absolute premium $0 ($2,227) $3,270 $3,630 $3,810 $4,259 $4,709 $5,158 $5,608 $6,507 $7,407

Unaffected premium to enterprise value 0% (16%) 23% 25% 27% 30% 33% 36% 39% 46% 52%

Pre-GS report absolute premium $2,227 $0 $5,498 $5,857 $6,037 $6,487 $6,936 $7,386 $7,835 $8,735 $9,634

Pre-GS report premium to enterprise value 18% 0% 46% 49% 50% 54% 58% 61% 65% 72% 80%

EV/EBITDA EBITDA

FY14E int. plan $4,698 3.0x 2.6x 3.7x 3.8x 3.9x 3.9x 4.0x 4.1x 4.2x 4.4x 4.6x

FY14E prelim. BoD plan $4,323 3.3x 2.8x 4.1x 4.1x 4.2x 4.3x 4.4x 4.5x 4.6x 4.8x 5.0x

EV/EBITDA (cash adjusted)2

FY14E int. plan $4,698 4.0x 3.5x 4.7x 4.7x 4.8x 4.9x 5.0x 5.1x 5.2x 5.4x 5.6x

FY14E prelim. BoD plan $4,323 4.3x 3.8x 5.1x 5.2x 5.2x 5.3x 5.4x 5.5x 5.6x 5.8x 6.0x

P/E EPS

FY14E int. plan $1.76 6.2x 5.5x 7.2x 7.3x 7.4x 7.5x 7.7x 7.8x 8.0x 8.2x 8.5x

FY14E prelim. BoD plan $1.59 6.8x 6.1x 8.0x 8.1x 8.2x 8.3x 8.5x 8.6x 8.8x 9.1x 9.4x

Source: Company filings, 9/21 plan, FactSet

1 Compared to $12.90 offer

2 Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

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PRESENTATION TO THE BOARD OF DIRECTORS

Agenda

Page

Appendix

9

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

Indicative leveraged buyout — summary capitalization

Sources and uses ($ in billions)

Estimated current ($12.90 / share)

Sources

Excess balance sheet cash $8.0

Rollover debt $3.6

New funded debt $13.6

Rollover founding shareholder equity $3.5

New cash equity $1.5

Total sources $30.2

Estimated current ($12.90 / share)

Uses

Equity purchase price $23.1

Refinance existing debt $3.2

Rollover debt $3.6

Fees and expenses $0.4

Total uses $30.2

Total debt $17.2

LTM Debt / EBITDA 3.6x

Commentary

Assumes minimum cash of $5.6bn

Tax structuring and minimum cash continues to be discussed

Funded debt of $13.6bn would be reduced by $2.0bn with a strategic partner

Salamander is in final negotiations with Mallard

Offer not predicated on Mallard participation

Southeastern assumed not to roll

New cash equity of $1.5bn

Assumes $0.5bn of new founding shareholder equity and $1.0bn of new equity from Salamander

Max Salamander equity commitment of up to $1.4bn

Cash, debt and share count (including options and RSUs) figures consistent with management estimates

Max debt commitments including rollover debt of up to $18.0bn subject to ABS / ABL availability

Note: Assumes transaction date of 7/31/13; Debt and cash as of 7/31/13 per management estimates; Amounts and structure are as per Salamander’s guidance; leverageable EBITDA of $4,732

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9/21 management plan

Revenue ($ in billions)


CAGR FY13E–16E: 5.0%
$62.1
$57.5
$59.9
$63.2
$66.6
FY12A
FY13E
FY14E
FY15E
FY16E

% growth	*(7.4%)*	*4.2%*	*5.5%*	*5.3%*

Gross profit ($ in billions)


CAGR FY13E–16E: 6.3%
$14.2
$12.8
$13.7
$14.6
$15.3
FY12A
FY13E
FY14E
FY15E
FY16E

% margin	*22.2%*	*22.8%*	*23.0%*	*23.0%*

Operating income ($ in billions)


CAGR FY13E–16E: 9.6%
$5.1
$4.0
$4.2
$4.9
$5.3
FY12A
FY13E
FY14E
FY15E
FY16E

% margin	*7.0%*	*7.0%*	*7.7%*	*7.9%*

EPS ($ per share)


CAGR FY13E–16E: 11.8%
$2.13
$1.70
$1.81
$2.14
$2.37
FY12A
FY13E
FY14E
FY15E
FY16E

% growth	*(20.5%)*	*6.5%*	*18.6%*	*10.6%*

Source: Management estimates
Note: 9/21 management plan does not include contingencies
[1]IDC Q4 2012 forecast based on Dec '12 preliminary data

Developments since 9/21 management plan

- **Significant reduction in PC industry forecasts**
  - Q4 2012 PC shipments down (6.4%) YoY vs. (4.4%) forecast
  - IDC and Gartner have lowered shipment forecasts for 2012-2015 from 7.0% to 4.1%[1] and 7.4% to 3.5%, respectively
  - Denali Q4 market share declined 10bps QoQ to 10.6%
- **Denali missed Q3 revenue and EPS estimates**
  - Revenue missed by (1.3%), down (10.7%) YoY
  - EPS missed by (2.5%), down (27.8%) YoY
- **Reduced Street expectations for FY14E**
  - Denali revenue and EPS consensus estimates declined by (3.2%) and (6.7%), respectively
- **Secular challenges persist, including extended PC refresh cycle, weak Windows 8 performance and slowdown in Windows 7 upgrades**
- **Budget shifts toward other mobile devices starting to impact PC growth in emerging markets**
- **Heightened competitive pressures**
  - Microsoft's entry into tablet market with Surface
  - Lenovo's entry into U.S. high-end PC market
- **Apple cuts component orders for the iPhone 5 due to weaker-than-expected demand**
- **IT spending below forecast in 2012 but expected to improve in 2013**
  - Gartner raised 2013 forecast to 4.2% from 3.8%

APPENDIX

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Chronology of FY14 scenarios

Scenario / key drivers	Revenue ($bn)	GM%	Opex ($bn)	Opinc ($bn)
July strategic plan FY13 at $63bn revenue EUC 5% CAGR FY13–FY16 at [***] % GM	$66.0	23.7%	$10.0	$5.6
9/21 plan Tops down scenario Softer FY13, $57.5bn revenue Slower growth, especially EUC at (1%) Weaker margin rate, especially EUC at ([***]%) Moderated operating expense spend	59.9	22.8%	9.5	4.2
FY14 internal plan Softer FY13, $56.7bn revenue Requires trajectory improvement of EUC at +3% EUC margin at [***]% vs. likely Q4 exit of ~[***]%	59.9	22.7%	9.5	4.1
FY14 preliminary BoD plan Stabilized trajectory at current rate Weaker EUC margins offset by lower EUC mix Lower operating expenses Generally consistent with consensus	56.0	22.7%	9.0	3.7

Source: Denali Management

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

APPENDIX

DENALI

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J.P.Morgan

Normal;H1;H2;H3;H4;H5;H6;Blockquote;Preformatted;z-Bottom of Form;z-Top of Form;Observations on Management’s revised FY14E plans FY14 plans1 vs. 9/21 plan and Street consensus ($ in billions) Key observations Source: Company filings; Denali Management for 9/21 plan, FY14 internal plan and FY14 preliminary BoD plan; Wall Street research for Street consensus 1 Internal plan and preliminary BoD plan as of 12/19/12 (not Board approved) 2 Current Street consensus as of 1/11/13 FY14 internal plan, which represents aspirational goals, is similar to the 9/21 management plan EUC revenue expected to be higher by 1.0% but gross margin lower by [***]bps Largest offset from Services revenue declining 4.1% Variance between FY14 internal plan and Street consensus has widened since September 2012 Variance for revenue and EPS was 3.8% and 1.1%, respectively, in September Denali FY14 preliminary BoD plan is close to Street consensus FY14 internal plan quarterly review FY13E 1 FY14E (4%) (8%) (11%) (12%) 1% 3% 9% 10% (27%) (15%) (31%) (22%) (9%) (8%) 19% 21% Q1A Q2A Q3A Q4E Q1E Q2E Q3E Q4E Revenue YoY growth: Significant contribution from 2H FY14 Operating income YoY growth: Management guidance on February 19th earnings likely to be $1.50-$1.60, compared to current Street consensus of $1.67 Street consensus2 9/21 plan Street consensus2 9/21 plan 1 13 A P P E N D I X [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

BCG base forecast – segment revenue

BCG revenue base forecast vs. 9/21 plan

FY13E-16E CAGR

Segment BCG forecast 9/21 plan

EUC (PC and Mobility) (6.0%) 3.0%

Enterprise (ESG) 5.1% 7.9%

S&P (3.2%) 2.7%

Services 4.7% 5.7%

Software 40.5% 52.6%

Total (1.1%) 5.0%

Key assumptions underlying BCG forecast

Moderate Denali share loss in PC markets in line with history

Assumes 3 points of share loss in PCs driven by share loss in emerging markets and value segments

S&P and Support & Deployment decline moderately due to PC mix shift to lower-value units

Denali captures share in rapidly growing tablet market (9% in developed markets and 4.5% in emerging markets of Windows tablet market)

Aggregate tablet revenue of $1.1bn expected in FY16E

Expected revenue of non-EUC businesses to grow at underlying segment growth rates

Source: BCG, Denali management

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

BCG base forecast – operating model

Revenue ($ in billions)


FY13-16E CAGR
9/21 plan: 5.0%
BCG: (1.1%)
$62.1
$56.8
$56.4
$55.5
$55.1
FY12A
FY13E
FY14E
FY15E
FY16E

% growth	*(8.4%)*	*(0.7%)*	*(1.7%)*	*(0.8%)*

Gross profit ($ in billions)


FY13-16E CAGR
9/21 plan: 6.3%
BCG: (0.6%)
$14.2
$12.8
$12.9
$12.6
$12.5
FY12A
FY13E
FY14E
FY15E
FY16E

% margin	*22.5%*	*22.8%*	*22.8%*	*22.8%*

Operating income ($ in billions)


FY13-16E CAGR
9/21 plan: 9.6%
BCG: (6.2%)
$5.1
$3.9
$3.4
$3.3
$3.2
FY12A
FY13E
FY14E
FY15E
FY16E

% margin	*6.8%*	*5.9%*	*5.9%*	*5.8%*

EPS ($ per share)


FY13-16E CAGR
9/21 plan: 11.8%
BCG: (5.1%)
$2.13
$1.63
$1.43
$1.42
$1.39
FY12A
FY13E
FY14E
FY15E
FY16E

% growth	*(23.7%)*	*(12.1%)*	*(0.7%)*	*(2.1%)*

Key observations

- **Revenue forecasts similar to analyst consensus**
- **Declines in EUC gross margin % driven by mix-shift towards value segments and ASP declines**
- **Base case excludes incremental operating / productivity improvement**
  - R&D is based on 9/21 plan
  - Sales and other opex % assumed constant at FY12 levels
- **Working capital assumptions do not factor in other adjustments, including financing receivables**

BCG case and BCG restructuring case used BCG estimates through operating income and management estimates for interest expense, tax rate, projected share count and other cash flow assumptions

APPENDIX
DENALI
15
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

BCG restructuring case – productivity cost take-out initiatives

$ in billions

	Attainment %	Attainment $	Denali (FY16E)	Selected peers (FY14E)
% phasing (run-rate):			*100%*	
Implied EUC operating margin[1]	0%	$0.0	*5.0%*	Acer *1.1%*; Lenovo *2.3%*; Asus *5.2%*
	25%	$0.5	*6.7%*	
	75%	$1.6	*10.0%*	
Implied consolidated operating margin	0%	$0.0	*5.8%*	CSC *5.6%*
	25%	$0.8	*7.3%*	HP *8.2%*
	75%	$2.5	*10.3%*	Xerox *9.1%*
9/21 plan			*7.0%*	*NA*
Consensus			*6.7%*	*NA*
Denali 5-year historical peak			*8.3%*	*NA*

Source: BCG estimates, Management estimates, Wall Street research

[1] Includes Desktops, Notebooks, Tablets, attached S&P and Support & Deployment. Excludes stock-based compensation expense

BCG assumptions and observations

- **$3.3bn at 100% attainment**
  - [***]
  - [***]
- **Assumes phasing of 10% in FY14, 50% in FY15 and 100% in FY16**
- **Considerations around up-front costs to achieve and management execution**
- **Excludes the other identified management initiatives**
  - Potential sales force efficiency overlap with productivity initiatives
  - Maintain / grow core share
- **Does not capture potential reinvestment in the business, COGS savings pass-through to customers and potential disruption to business**

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

APPENDIX

DENALI 16 J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Comparison of financial forecast cases

FY14E

Revenue ($bn)


$51.3
$56.4
$55.9
$58.5
$59.9
$56.0
Illustrative market-low case¹
BCG case
Illustrative consensus²
Illustrative market-high case³
FY14 internal plan
FY14 prelim. BoD plan

y/y growth (9.1%)	*(0.7%)*	*(1.5%)*	*2.8%*	*5.6%*	*(1.3%)*

Operating income ($bn)


- 75% restructuring case
$3.6
$3.6
$3.4
$3.7
$4.1
$4.1
$3.7
Illustrative market-low case¹
BCG case
Illustrative consensus²
Illustrative market-high case³
FY14 internal plan
FY14 prelim. BoD plan

Margin *7.1%*	*5.9%*	*6.7%*	*7.0%*	*6.8%*	*6.6%*

EPS


- 75% restructuring case
$1.62
$1.54
$1.43
$1.67
$1.80
$1.76
$1.59
Illustrative market-low case¹
BCG case
Illustrative consensus²
Illustrative market-high case³
FY14 internal plan
FY14 prelim. BoD plan

y/y growth (4.6%)	*(12.1%)*	*(2.3%)*	*3.8%*	*3.5%*	*(6.5%)*

FY16E

Revenue ($bn)


$43.7
$55.1
$55.3
$61.7
$66.6
Illustrative market-low case¹
BCG case
Illustrative consensus²
Illustrative market-high case³
9/21 plan ⁴

13–16E CAGR (8.2%)	*(1.1%)*	*(0.8%)*	*2.7%*	*5.0%*

Operating income ($bn)


- 75% restructuring case
$2.4
$5.7
$3.2
$3.7
$4.3
$5.3
Illustrative market-low case¹
BCG case
Illustrative consensus²
Illustrative market-high case³
9/21 plan ⁴

Margin	*5.5%*	*5.8%*	*6.7%*	*7.0%*	*7.9%*

EPS


- 75% restructuring case
$1.06
$2.56
$1.39
$1.68
$1.97
$2.37
Illustrative market-low case¹
BCG case
Illustrative consensus²
Illustrative market-high case³
9/21 plan ⁴

13–16E CAGR (14.5%)	*(5.1%)*	*(0.7%)*	*4.3%*	*11.8%*

Note: Denali is currently covered by 33 research analysts; analysts have updated their forecast models post the Q3 earnings call

[1] Market-low based on Pacific Crest estimates as of 11/15/12, extrapolation to (2.0%) perpetuity growth rate, operating income margins stepped down to historical trough over last 5 years of 5.5%

[2] Consensus based on mean of Street estimates as of 1/11/13; extrapolation to (1.5%) perpetuity growth rate, margins held constant as % of revenue

[3] Market-high based on Sterne Agee estimates as of 11/15/12; to 2.0% perpetuity growth rate, margins held constant as % of revenue

[4] Based on Management's revised financial plan as of 9/21/12. Post formation of the 9/21 management plan, management has reduced FY13E share repurchases from $1,100mm to $700mm. No changes to subsequent periods

APPENDIX
DENALI
17
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

High yield and leveraged finance market overview

U.S. new issuance volume ($bn)

High Yield Bonds

Institutional Leveraged Loans

109 184 $293

175 322 $497

155 388 $543

38 71 $109

147 39 $186

259 160 $419

223 232 $455

325 294 $619

275 300 $575

2005 2006 2007* 2008 2009 2010 2011 2012 2013E

Source: J.P. Morgan; S&P LCD, *only represents priced supply

Secondary yields hit all-time record lows

8.5%

7.5%

6.5%

5.5%

JPM HY Index

LCD-100 Index

All-time low YTM: 5.80% Date: 10/31/12

Current and all-time low YTW: 5.92% Date: 1/17/13

5.92%

5.84%

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan

Source: J.P. Morgan as of 1/17/13

2013 outlook

2012 market ended with record tight spreads and issuance

The leveraged finance markets have opened up 2013 with a strong tone and new issuance volume is likely to remain elevated

Volatility expected to return for political and economic reasons

Leveraged buyouts are being successfully financed, with the largest transaction in 2012 by an Apollo-led consortium acquiring EP Energy, a subsidiary of El Paso, for $7.2bn

Proposed Denali financing is significantly larger than any post-crisis transaction, but should be executable in current market environment

DENALI

J.P.Morgan

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Summary conclusions of Bain review – provided for financing purposes

Denali transformation and key enablers

Since 2009, Denali has undertaken a transformation to become an enterprise solutions provider for the mid-market design point

Denali has improved its operating performance but has recently experienced some decline

Continued execution on $3.3bn productivity program underway to create two distinct business models

GTM transformation requires substantial investment and acceleration

Continue improvement to achieve leadership in customer advocacy and brand, particularly in mid-market

Strategic assessment by segment

EUC

PC market expected to grow at 0-2% with significant headroom in emerging markets at lower price bands

New business model has reduced complexity, improved profitability and strengthened competitive position in EUC

Denali gained profit pool share from 2009-2012 by executing key elements of transformation strategy

However, recently lost market share due to exposure to developed markets and strength of Apple and Lenovo

Opportunity to regain share by improving participation in lower price bands and expanding into tablets / connected solutions

S&P

S&P is a revenue and margin enhancing adjacency where Denali is differentiated

Focus on maximizing attach and aligning S&P / Support strategy to key Denali strategic priorities

ESG

Has acquired complete IP stack with strength in servers, but has much room to grow in other segments

New enterprise business model requires increased investment in sales, marketing and

R&D

Svcs

Services business has been built through acquisitions, but Support generates ~[***]% of profits

Strategic priorities are to drive full potential in Support, improve margins in applications and BPO, and build cloud services business

SW

Denali has built a $1.3bn+ business primarily through acquisitions (Quest)

Strategic focus on mid-market across four priority domains to drive growth – systems mgmt., security, BI and applications

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

AP P E ND I X

DEN A L I

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Other strategic alternatives to potentially enhance shareholder value

		Benefits	Challenges
Enhanced Capital Distribution	Levered recap	+ Levered share buyback should support current stock price and drive **EPS accretion** (signal undervaluation) + **Ample firepower** at A- rating	- **Limits strategic / financial flexibility** going forward - **Low domestic cash flow** and **limited cash to pay interest**
	Dividend increase	+ Utilize **strong free cash flow** to **increase dividend** + **Dividend payers rewarded** in the market	- **Currently expected to consume ~100% of U.S. cash flow** - Signals **lack of attractive organic investment** opportunities - Payout higher than peers - **Diminishing marginal returns** with yields beyond 3.0-3.5%
Separation of EUC business		+ **Should remove revenue and margin volatility** and **improve financial stability** + Should eliminate long-term **secular pressure** from PC industry + Opportunity to focus investments on **higher growth / margin Enterprise business**	- **Loss of scale and intersegment synergies** - Potential **impact on** remaining segments, including **S&P, Services and DFS** - **Potentially diminished free cash flow and debt capacity** - **Timing, feasibility and complexity in a challenged industry environment**
Transformative acquisitions		+ **Grow Enterprise, Software, and Services** businesses in targeted areas + Opportunity to **improve growth and margin profile** + **Synergy potential** allows for incremental value creation	- **Actionability** of targets of scale at reasonable valuations - **Market not ascribing value for $11.5bn spent on acquisitions** since 2009 - Market reaction and **integration risk** - **Interloper risk** for key assets - **Limited currently available U.S. cash**
Sale to strategic		+ Immediate **value creation** + **De-risks standalone** plan	- **Uncertainty in macro environment** - Transaction size likely a deterrent - **Strategic buyer** for the entire business **is unlikely**

APPENDIX
DENALI
20
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

Illustrative comparison of potential value creation alternatives

Based on 9/21 plan

Implied value per share

$20.00

$18.00

$16.00

$14.00

$12.00

$10.00

$8.00

$6.00

Status quo (Discounted equity value)

$15.00

$11.75

LBO

9/21 plan only

$17.00

$15.00

Enhanced capital distribution

Recap

Dividend

Dividend increase

$13.00

$11.25

Separation of EUC

$14.50

$13.00

Transformative acquisitions

Subject to acquisition target

Sale to strategic

Dependent on suitor

Salamander

bid 1/15: $12.90

Current 1/17:

$12.82

Unaffected 1/11:

$10.88

Pre-GS report:

$9.64

6.5-8.0x FY14E P/E

15.0% cost of equity

4.5-year IRR: 20% - 30%

$1.5bn - $3.5bn

Leveraged recapitalization

Moderate premium of ~1-2% based on S&P 500 precedents

Spin of EUC at 3.0x FY14E / EBITDA

RemainCo: 6.0-7.0x FY14E EV / EBITDA

Source: Share price as of 1/17/13, 9/21 management case

Note: Values rounded to the nearest $0.25; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

Separation of EUC business – preliminary assessment of potential value creation

Based on 9/21 plan

Scenario

FY14E EV / EBITDA

1

Spin of EUC

3.0x

2

Spin-Merge of EUC with Lenovo1

3.0x

Impact on Denali

Pro forma Denali valuation (FY14E EV / EBITDA)

Value of EUC

Dis-synergies

PF debt

PF cash

Debt / FY13E EBITDA

6.0x

7.0x

1.8x SpinCo debt / FY13E EBITDA

$2,000mm of cash at SpinCo

SpinCo trades at 3.0x FY14E EV / EBITDA

Premium to unaffected

$12.95 $13.92

$7,590 ($550) $4,556 $12,180 2.9x 19.0% 27.9%

Implied break-even EV / FY14E EBITDA: 3.9x

1.8x SpinCo debt / FY13E EBITDA

$550mm of synergies at Lenovo NewCo

PF Lenovo NewCo leverage of 3.1x and $7,107mm dividend to Lenovo shareholders to meet Morris Trust requirements

4.0x PF Lenovo NewCo FY14E EV / EBITDA

$13.57 $14.54

$7,590 ($550) $4,556 $14,180 2.9x 24.7% 33.6%

Implied break-even EV / FY14E EBITDA: 3.2x

Source: Management forecast, Wall Street research, FactSet

Note: Lenovo market data as of 1/17/13; Denali market data as of 1/11/13; Assumes transaction date of 1/17/13, assumes WholeCo current debt of $9,034mm and cash of $14,180mm

1 Lenovo is for illustrative purposes only

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

Current trading dynamics vs. peers

CY13E FV/EBITDA

Cash adj. CY13E FV/EBITDA1

CY13E P / E

Software Services Enterprise S&P EUC

Denali (Street)2 3.3x 4.3x 6.5x

hp 3.8x 4.1x 5.1x

ASUS 5.6x 5.6x 10.5x

lenovo 6.4x 6.4x 15.0x

acer 6.8x 6.8x 22.5x

Median: 6.4x Median: 6.4x Median: 15.0x

Insight 4.0x 4.2x 8.6x

Tech Data3 4.7x 4.7x 8.6x

INGRAM MICROR 4 4.6x 4.6x 7.6x

AVNETR 6.6x 6.9x 9.4x

Median: 4.6x Median: 4.6x Median: 8.6x

EMC2 8.0x 8.6x 13.4x

MicrosoftR 5.3x 5.6x 8.8x

Net App 8.0x 9.4x 19.5x

ORACLER 8.2x 8.5x 12.2x

CISCO 6.1x 6.9x 11.1x

IBM 8.5x 8.7x 11.6x

Median: 8.0x Median: 8.5x Median: 11.9x

WIPRO Applying Thought 11.1x 11.1x 15.5x

xerox 5.8x 5.8x 6.8x

CSC 4.0x 4.2x 15.5x

Median: 5.8x Median: 5.8x Median: 15.5x

bmcsoftware 7.7x 7.9x 13.4x

symantecTM 6.6x 7.0x 14.1x

ca 5.4x 5.6x 10.4x

Median: 6.6x Median: 7.0x Median: 13.4x

3-year NTM5 FV/EBITDA

15.0x 12.0x 9.0x 6.0x 3.0x 0.0x

Denali HP PC Enterprise

Denali HP EUC Enterprise

Current2 3.3x 3.8x 7.1x 6.5x

As of 11/30/12 2.7x 3.2x 6.6x 6.3x

1-year avg. 3.3x 3.9x 6.0x 6.7x

2-year avg. 3.6x 4.1x 6.3x 7.1x

3-year avg. 3.8x 4.7x 6.5x 7.6x

7.1x 6.5x 3.8x 3.3x

01/17/10 08/24/10 03/31/11 11/05/11 06/11/12 01/17/13

3-year NTM5 P/E

Denali HP EUC Enterprise S&P500

Current2 6.5x 5.1x 12.0x 11.6x 12.8x

As of 11/30/12 5.8x 3.8x 11.7x 11.3x 12.1x

1-year avg. 6.6x 4.9x 11.4x 11.9x 12.5x

2-year avg. 7.4x 5.8x 11.1x 12.5x 12.3x

3-year avg. 8.4x 7.0x 11.2x 13.2x 12.6x

Source: Company filings, FactSet (market data as of 1/17/13)

Note: Denali January FYE shown as calendar year; median excludes Denali and HP; Companies sorted by CY2012–13E organic revenue growth in descending order; EBIT and EPS include stock-based comp expense but exclude non-recurring items

1 Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%; 2 Denali multiples shown at stock price of $10.88 as of 1/11/13, unaffected before transaction rumors; 3 Tech Data not pro-forma for acquisition of select distribution companies from SDG; 4 Ingram Micro pro-forma for acquisition of Brightpoint; 5 NTM defined as next twelve months

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Industry outlook on the PC market continues to deteriorate

Change in industry and analyst forecasts for PC and tablet shipments

PC shipment growth[1] | Tablet shipment growth[2]


Prior
Revised
Gartner
'12–'15E
7.4%
3.5%
IDC
'12–'15E
7.0%
4.1%
J.P.Morgan
'11–'13E
(2.8)%
2.3%
Morgan Stanley
'11–'13E
(4.7)%
1.1%
BARCLAYS
'12–'15E
(1.0%)
(4.1)%
Prior
Revised
32.3%
36.3%
25.8%
27.2%
53.7%
62.6%
35.6%
74.4%
21.4%
33.8%

Change in CY13E[3] Street consensus estimates – Today[4] vs. September 2012

Company	% △ in revenue	% △ in EPS	△ in market share %[5]
Denali	(3.2%)	(6.7%)	(0.1%)
hp	(6.5%)	(20.8%)	0.9%
acer	(11.9%)	(36.5%)	(1.6%)
ASUS	2.8%	3.6%	0.0%
lenovo	(1.0%)	0.0%	0.1%

Key observations

- **Significantly lowered PC forecasts driven by BYOD trends, extended refresh cycle, uncertain Windows 8 adoption and unexpected slowdown in enterprise Windows 7 upgrades**
- **Budget shifts toward other mobile devices starting to negatively impact PC growth in emerging markets**
- **Tablets continue to capture consumer mindshare, driven by increasing competition and rapidly improving technology and ecosystem options**
- **HP guidance forecasts 0-1% PC revenue growth for 2012-2015**

Source: Wall Street research, IDC, Gartner, J.P. Morgan, Barclays, Morgan Stanley
[1] Prior / Revised estimates: Gartner (Sep / Dec '12), IDC (Sep / Dec '12 preliminary data), J.P. Morgan (Sep / Dec '12), Morgan Stanley (May / Sep '12), Barclays (Aug / Nov '12)
[2] Prior / Revised estimates: Gartner (Sep / Dec '12), IDC (Sep / Dec '12), J.P. Morgan (Sep / Dec '12), Morgan Stanley (Apr / Sep '12), Barclays (Aug / Nov '12)
[3] CY13E represents Denali's FY14E (FYE January), HP's FY13E (FYE October), Lenovo's FY14E (FYE March)
[4] Today represents 1/11/13 (unaffected) for Denali and 1/17/13 for HP, Acer, ASUS and Lenovo
[5] Represents IDC estimates on change in market share %, based on comparison of Q4 CY12 vs. Q3 CY12

APPENDIX
DENALI
24
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Deteriorating PC fundamentals have resulted in significantly reduced expectations for Denali’s FY14E performance over the last 12 months

Consensus estimates – FY14E revenue ($ in billions)

2/21/12: FQ1’13 guidance in line with historical sequential decline of 4%1

5/22/12: FQ2’13 guidance in line with historical sequential increase of 2% to 4%

8/21/12: FQ3’13 guidance of 2% to 5% sequential decline

11/15/12: FQ4’13 guidance of 2% to 5% sequential increase

7/12/12:

Board approved management plan

9/21/12:

Revised Board reviewed management plan

12/19/12:

FY14 internal plan (not Board approved)

$64.0

$63.7

$63.5

$63.5

$61.3

$61.1

$60.8

$58.1

$57.7

$57.5

$55.9

$55.9

% since January ‘12:

(12.6%)

1/31/12 2/29/12 3/31/12 4/30/12 5/31/12 6/30/12 7/31/12 8/31/12 9/30/12 10/31/12 11/30/12 1/11/13

(Unaffected)

Consensus estimates – FY14E EPS

2/21/12: FY13E EPS guided to be greater than FY12A EPS of $2.13

5/22/12: Disappointing start to new year but reaffirms FY13E EPS guidance

8/21/12: Lowers FY13E EPS guidance to $1.70

11/15/12: Reaffirms FY13E EPS guidance of at least $1.70

7/12/12:

Board approved management plan

9/21/12:

Revised Board reviewed management plan

12/19/12:

FY14 internal plan (not Board approved)

$2.00

$2.18

$2.18

$2.21

$2.03

$2.03

$2.02

$1.81

$1.79

$1.78

$1.67

$1.67

% since January ‘12:

(16.5%)

1/31/12

2/29/12

3/31/12

4/30/12

5/31/12

6/30/12

7/31/12

8/31/12

9/30/12

10/31/12

11/30/12

1/11/13

(Unaffected)

FY14E consensus estimates, as of 1/11/13, are based on 33 research analysts

Source: Company filings, ThomsonOne

Note: Consensus shown as of 1/11/13 prior to transaction rumors

1 Represents a normalized sequential decline of 7% in revenue (in line with historical trends) after accounting for the 14th week included in FQ1’13

APPENDIX

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Precedent domestic premiums analysis – 2009 to Q4 2012

1-day premium for domestic M&A >$1bn since 2009

(433 transactions)

Salamander bid 1/15:

Pre-GS report 11/30: 34%

(EV premium: 49%)

Unaffected 1/11: 19%

(EV premium: 25%)

37%

23%

28%

11%

Top quart.

Median

Mean

Bottom quart.

1-day premium for domestic LBOs >$1bn since 2009

(35 transactions)

Salamander bid 1/15:

Pre-GS report 11/30: 34%

(EV premium: 49%)

Unaffected 1/11: 19%

(EV premium: 25%)

35%

27%

23%

8%

Top quart.

Median

Mean

Bottom quart.

1-day premium for domestic M&A >$10bn since 2009

(24 transactions)

Salamander bid 1/15:

Pre-GS report 11/30: 34%

(EV premium: 49%)

Unaffected 1/11: 19%

(EV premium: 25%)

55%

30%

28%

13%

Top quart.

Median

Mean

Bottom quart.

1-day premium for 5 largest domestic LBOs since 2009

Salamander bid 1/15:

Pre-GS report 11/30: 34%

(EV premium: 49%)

Unaffected 1/11: 19%

(EV premium: 25%)

50%

43%

36%

31%

17%

Premiums

Mean

Median

5 largest LBOs since 2009

35%

36%

Target

ims

Burger KING

COMMSCOPE

Del Monte

KCI

Date

11/5/09

9/2/10

10/25/10

11/18/10

7/3/11

Size ($bn)

$5.8

$4.3

$4.3

$5.7

$6.4

Source: Company filings, FactSet

Note: Data as of Q4 2012; Salamander’s unaffected premium based on 1/11/13 closing share price of $10.88 and pre-GS report premium based on 11/30/12 closing share price of $9.64

APPENDIX

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Premia for the five largest domestic LBOs – 2000 to Q4 2012

Premiums

Mean

Median

5 largest LBOs since 2000

27%

24%

Salamander bid 1/15:

Pre-GS report 11/30: 34%

(EV premium: 49%)

Unaffected 1/11: 19%

(EV premium: 25%)

36%

35%

24%

23%

18%

Target

Harrahs

First Data

TXU

Energy

alltel wireless

HCA

Hospital Corporation of America

Date

9/30/06

3/30/07

8/9/07

5/19/07

7/24/06

Transaction size ($bn)

$21.7

$29.7

$43.5

$28.6

$33.1

Source: Company filings, FactSet

Note: Salamander’s unaffected premium based on 1/11/13 closing share price of $10.88 and pre-GS report premium based on 11/30/12 closing share price of $9.64

APPENDIX

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Summary of commitment papers: Salamander at $12.90/share; $18bn debt, 100% Salamander commitment after Denali's agreement, may include $2bn by Microsoft

	Barclays (1/15/13)	BofAML (1/15/13)	CS (1/15/13)	RBC (1/16/13)
Facilities	▪ $4,000mm TLB (L+350/1.0%) ▪ $1,500mm TLC (L+300/1.0%) ▪ $2,000-2,500mm ABL[1] (L+175) Borrowing base and format to switch to cash flow to be agreed ▪ $1,500mm 1st lien nts (L+500/1.00%) ▪ $3,250mm 2nd lien nts / bridge (L+625/1.00%) ▪ $2,000mm ABS I ▪ $1,000mm ABS II ▪ $1,000mm unsec bridge (L+775 / 1.00%)	▪ $4,000mm TLB (L+350/1.25%) ▪ $1,500mm TLC (L+300/1.0%) ▪ $2,500mm ABL[1] (L+225) Borrowing base not yet determined ▪ $1,500mm 1st lien nts / bridge (L+400/1.25%) ▪ $3,500mm 2nd lien nts / bridge (L+525/1.25%) ▪ $2,000mm ABS I (no min avail) ▪ $1,000mm ABS II (no min avail)	▪ $4,000mm TLB (L+375/1.25%) ▪ $1,500mm TLC (L+325/1.0%) ▪ $2,500mm ABL[1] (L+175) with borrowing base not yet determined ▪ $1,500mm 1st lien nts / bridge (L+500/1.25%) ▪ $3,250mm 2nd lien nts / bridge (L+625/1.25%) ▪ $2,000mm ABS I (availability to be agreed) ▪ $1,000mm ABS II (availability to be agreed)	▪ $4,000mm TLB (L+375/1.00%) ▪ $1,500mm TLC (L+325/1.00%) ▪ $2,500mm ABL[1] (L+175) with a minimum borrowing base of $1,500mm ▪ $1,500mm 1st lien nts / bridge (L+450/1.00%) ▪ $3,250mm 2nd lien nts / bridge (L+575/1.00%) ▪ $2,000mm ABS I (s/t review) ▪ $1,000mm ABS II (s/t review) ▪ $1,000mm unsec bridge (L+725 / 1.00%)
Commitment Percent	▪ 50% of all facilities	▪ 50% of TL, ABL and Bridge. ▪ 100% of Term / Commercial Receivables and Revolver / Consumer Receivables	▪ 50% of all facilities	▪ 50% of TL, ABL and Bridge. ▪ Continuing to conduct diligence on ABS Facilities ▪ Up to $6,375mm total (incl ABS)
Expiration	▪ Acquisition Agreement +1 day, expected 6+ months, +3 months if for anti-trust	▪ Acquisition Agreement +2 days, but <6 months	▪ Acquisition Agreement +2 days, but <6 months	▪ Acquisition Agreement +2 days, expected 6+ months, +3 months if for anti-trust
Equity	▪ 25% of total pro forma debt	▪ 25% of total pro forma debt	▪ 25% of total pro forma debt	▪ 25% of total pro forma debt
Terms	▪ No maintenance covt on TL's ▪ TL principals based on SMART Modular ▪ Notes principals based on Interactive Data Corp	▪ No maintenance covt on TL's ▪ TL principals based on SMART Modular ▪ Notes principals based on Interactive Data Corp	▪ No maintenance covt on TL's ▪ TL principals based on SMART Modular ▪ Notes principals based on Interactive Data Corp	▪ No maintenance covt on TL's ▪ TL principals based on SMART Modular ▪ Notes principals based on Interactive Data Corp
Conditions	▪ No MAC since TBD ▪ Satisfactory Acq. Agreement ▪ Decrease in purchase prices is 75% to debt / 25% equity ▪ 15 days marketing ▪ Limited Conditionality Provisions ▪ Single A ratings on ABS ▪ Satisfactory shareholder agreement ▪ Completion of Diligence	▪ No MAC since 2/3/12 ▪ Satisfactory Acq. Agreement ▪ Decrease in purchase prices is 75% to debt / 25% equity ▪ 15 days of marketing ▪ Limited Conditionality Provisions ▪ Completion of Diligence	▪ No MAC since TBD ▪ Satisfactory Acq. Agreement ▪ Decrease in purchase prices is on a ratable basis ▪ 15 days of marketing ▪ Limited Conditionality Provisions ▪ No ratings limit on ABS ▪ Completion of Diligence	▪ No MAC since TBD ▪ Acq. Agreement consummated. To be reviewed ▪ Decrease in purchase prices, but not materially adverse ▪ 15 days of marketing ▪ Limited Conditionality Provisions ▪ No ratings limit on ABS ▪ Completion of diligence (to remove)

[1]ABL size listed for the line cap (not borrowing base)

APPENDIX
DENALI
28
J.P.Morgan